CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-271931, 333-254150, 333-232780 and 333-222702) of our report dated March 1, 2023, relating to the consolidated financial statements, of ACM Research, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of ACM Research, Inc. and subsidiaries for the year ended December 31, 2023.

/s/ ArmaninoLLP
San Ramon, California

February 28, 2024